UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.___)

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☐	Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

QUALITY SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

AHMED HUSSEIN

IBRAHIM FAWZY

EDWIN HOFFMAN

MURRAY BRENNAN, M.D.

THOMAS R. DIBENEDETTO

JOSEPH D. STILWELL

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AHMED HUSSEIN
630 FIFTH AVENUE
SUITE 2258
NEW YORK NY 10111-0100

August 19, 2008

Dear fellow shareholder:

On August 18, 2008, Quality Systems filed additional proxy materials relating to this year’s annual meeting. In those materials, the Company evades my specific questions regarding Mr. Razin’s executive and controlling actions that belie his claim of being an independent director, the accuracy of the Company’s board minutes, the role of outside corporate counsel in board proceedings, and the failure of the present board to stand up to Mr. Razin as presented in my prior 13D filings, my proxy statement, and my recent letters to you, QSI’s shareholders. Instead, the Company is attempting to divert attention from these issues in favor of dredging up irrelevant, decades-old events cast in misleading statements and innuendo.

The company lists four events from the distant past as casting doubt on the validity of my proxy solicitation: the Frotas, Dean Witter, an IRS claim and SIMO.

With regard to the claim brought by Mr. and Mrs. Frota against Prudential Bache Securities and me as a registered securities representative in December 1985, I personally lost more money than the Frotas while investing in the same securities. Prudential Bache Securities and I agreed that I would not participate in any settlement agreement and that Prudential would indemnify me. Prudential also agreed to fund all my legal defense costs. In 1990, after the Frotas had both passed away and could not be cross examined, I was advised by the counsel provided by Prudential that Prudential wanted to minimize legal costs, and I was therefore advised to accept a settlement requiring me to pay a $25,000 regulatory fine imposed by the American Stock Exchange. I did not have to pay any legal costs for these matters.  Prudential Bache Securities continued to fund my legal costs for several years after I left the firm, in accordance with our agreement.

My dispute with Dean Witter concerned employee benefits to which I believed I was entitled. My family had moved to Egypt and I voluntarily resigned my employment in 1996.

In 1994, the IRS sought to impose $700,000 in penalties with regard to income taxes which I had previously paid in full for the 1983 and 1984 tax years. The IRS was not entitled to attach my property because I had fully paid my taxes with interest. I did not believe that I owed these penalties and resisted the IRS’s efforts to collect them.  The court ultimately found in my favor.

Finally, with regard to the Middle East Paper Company (SIMO), I held the position of non-executive chairman for a few months during 1998.  It had been a private company for only a short time.  I resisted the government’s attempts to “re-nationalize” SIMO in 1999.

Dr. Ibrahim Fawzy, who was previously Egypt’s Minister of Industry and the Chairman of the Investment Authority of Egypt at the time of the SIMO events, told QSI’s board that I had demonstrated honor and courage during my involvement in SIMO. Dr. Fawzy has been a member of QSI’s board for the last three years and is one of my nominees. I am confident that that the majority of present and past cabinet members of the Egyptian government would endorse Dr. Fawzy’s favorable view of my involvement in SIMO.

If you actually read the 1990 report of Carana Corporation included in QSI’s additional proxy materials, you will note that it states on page 42:

“[T]he company has only been effectively under private sector control during the period April-December 1998 — a period which itself was hardly conducive to undertaking any serious managerial or operational restructuring. * * * [W]hile together the Khorafy family and the Diyya Group still maintain an equity stake amounting to around 77% of the company, under the current arrangement they are prevented from exercising any influence over SIMO’s management or major corporate level decisions.  In essence, they are currently prevented from exercising their basic rights as shareholders.  This is particularly distressing for Ahmed Diyya [Hussein] who currently owns 55% in the company and has filed an appeals case at an industrial tribunal.”

I obtained favorable responses from the courts in Egypt during litigation arising from my stand against the government, and I obtained a final ruling in my favor.

Besides the irrelevant and misleading information presented by the Company as discussed above, the Company criticizes me in its recent materials for not articulating a plan for the Company. Essentially, the Company is claiming that a new independent board should compete with management by having a strategy and business plan that is independent of management. That is totally inconsistent with the respective roles of a properly functioning board and management.

My nominees are not running to be CEO of the Company. They are running to be directors who oversee management of the Company.

The choice of the shareholders is not between a new board and the present management. The choice is between the present board and a board that is independent of management.

The Company, now directed by Mr. Razin, is trying to divert your attention from the questions I raised and is spending shareholders’ equity to dig up irrelevant information from the distant past. The Company’s use of Company resources for this purpose shows a lack of respect for my ownership and yours. We, as shareholders, are entitled to receive meaningful answers to questions that I raised in my 13D, proxy statement, and letters to shareholders.

My nominees for election as directors of QSI are eminent in their respective fields and will exercise their independent judgment in pursuit of the best interests of QSI’s shareholders when considering issues facing QSI.  Would they have agreed to serve alongside me as directors of QSI if they believed I was “untrustworthy” and “disruptive”?  I urge you to consider all the facts and cast your vote in favor of my slate of nominees who are men of stature, wisdom and experience.

The slate that I have nominated to the Board is fully qualified to govern any leading corporation in the United States; indeed, in the world. I am honored and grateful that they agreed to join my slate and govern Quality Systems.  Please give us your support.

If you have any questions or need any assistance voting your shares, please contact my proxy solicitation firm:

The Altman Group, Inc.

Toll free at (866) 856-4969

Sincerely yours,

Ahmed Hussein

On August 13, 2008, Ahmed Hussein filed with the Securities and Exchange Commission (the “Commission”) a definitive proxy statement in connection with the September 4, 2008 annual meeting of shareholders of Quality Systems, Inc. Mr. Hussein commenced mailing the proxy statement to shareholders on August 14, 2008. Investors and security holders are urged to read Mr. Hussein’s definitive proxy statement and additional definitive soliciting material because they contain important information. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents filed by Mr. Hussein with the Commission at the Commission’s website at www.sec.gov or by contacting The Altman Group, Inc., toll free at (866) 856-4969.